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                                                                    EXHIBIT 10.1

                          BROOKS FIBER PROPERTIES, INC.
                             1993 STOCK OPTION PLAN
                         (AS AMENDED DECEMBER 23, 1996)

1. PURPOSE OF THE PLAN.

     The Brooks Fiber Properties, Inc. 1993 Stock Option Plan (the "Plan") is intended as an incentive to, and to encourage ownership of the stock of Brooks Fiber Properties, Inc. ("Company") by officers, directors and certain key management employees of the Company and its subsidiaries. It is intended that certain options granted hereunder will qualify as Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code of 1986 as amended (the "Code") ("Incentive Stock Options") and that other options granted hereunder will not qualify as Incentive Stock Options.

2. STOCK SUBJECT TO THE PLAN.

     (a) Stock Available For Grants of Options and Stock Appreciation Rights ("SARs"). 3,400,000 shares of the $0.01 par value Voting Common Stock of the Company ("Common Stock") have been allocated to the Plan and will be reserved for the grant of options or SAR's under the Plan, subject to adjustment under Paragraph 16.

     (b) Reservation of Shares. The Company will allocate and reserve in each calendar year, a sufficient number of shares of its Common Stock for issue upon the exercise of options or SAR's granted under the Plan.

     (c) Treasury Shares. The Company may, in its discretion, use shares held in the Treasury under this Plan in lieu of authorized but unissued shares of Common Stock. If any option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan. Any shares of Common Stock which are used as full or partial payment to the Company by an optionee of the purchase price upon exercise of an option shall again be available for the purposes of the Plan.

3. ADMINISTRATION.

     The Plan shall be administered by the Committee referred to in Paragraph 4 (the "Committee"). Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to determine the individuals to whom, and the time or times at which, options and SAR's shall be granted and the number of shares to be subject to each option or SAR. In making such determinations the Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contributions to the Company's success and such other factors as the Committee, in its discretion, shall deem relevant. Subject to the express provisions of the Plan, the Committee shall also have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective stock option and SAR agreements (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations on the matters referred to in this Paragraph 3 shall be conclusive. The Committee may, in its discretion, delegate to the Chief Executive Officer of the Company (the "CEO") the authority to determine the individuals to whom, and the time or times at which and terms upon which, options and SAR's shall be granted and the number of shares to be subject to each option or SAR.

4. THE COMMITTEE.

     The Committee shall be appointed by the Board of Directors of the Company ("Board"), which may from time to time appoint members of the Committee in substitution for members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman, and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary, shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

5. ELIGIBILITY.

     Options (including Incentive Stock Options) and SAR's may be granted to key management employees of the Company or its subsidiaries (as defined below). The term "key management employees" is not limited to, but includes, officers who are employees whether or not they are directors, and employees who are employed in positions of management and directors, but does not include officers who are not also executive employees of the Company, or a subsidiary thereof. Options which are not Incentive Stock Options and SAR's may be granted to officers or directors of the Company whether or not they are also employees. The term "subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option or SAR, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or such other meaning as may be hereafter ascribed to it in Section 424 of the Code.

6. OPTION PRICES.

     The purchase price of the Common Stock under each Incentive Stock Option shall not be less than 100% of the fair market value of the stock at the time of the granting of the option (110% in the case of an Incentive Stock Option
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granted to an individual who directly or indirectly owns more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any subsidiary corporation at the time the Incentive Stock Option is granted (a "10% Holder")) and the purchase price of the Common Stock under each other option shall not be less than 80% of the fair market value of the stock at the time of the granting of the option. The Committee may adopt such criterion for the determination of fair market value as it may determine to be appropriate.

7. PAYMENT OF OPTION PRICES.

     The purchase price is to be paid in full upon the exercise of the option, either (i) in cash, (ii) in the discretion of the Committee, by the tender to the Company of shares of the Common Stock of the Company, owned by the optionee and registered in his name, or by reduction of the number of shares of the Common Stock otherwise issuable upon exercise of the option, in either case having a fair market value equal to the cash exercise price of the option being exercised, with the fair market value of such stock to be determined in such appropriate manner as may be provided for by the Committee or as may be required in order to comply with, or to conform to the requirements of, any applicable laws or regulations, or (iii) in the discretion of the Committee, by any combination of the payment methods specified in clauses (i) and (ii) hereof; provided, however, that no shares of Common Stock may be tendered in exercise of an option if such shares were acquired by the optionee through the exercise of an Incentive Stock Option unless (i) such shares have been held by the optionee for at least one year and (ii) at least two years have elapsed since such Incentive Stock Option was granted. The cash proceeds of sales of stock subject to options are to be added to the general funds of the Company and used for its general corporate purposes. The shares of Common Stock of the Company received or credited by the Company as payment of the option price are to be added to the shares of the Common Stock of the Company available for use for the purposes of granting options and SAR's under the Plan.

8. OPTION AMOUNTS.

     The maximum aggregate fair market value (determined at the time an option is granted in the same manner as provided for in Paragraph 6 hereof) of the Common Stock of the Company with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under all plans of the Company and its subsidiaries) shall not exceed $100,000.

9. EXERCISE OF OPTIONS.

     The term of each option shall be not more than ten (10) years from the date of granting thereof (five (5) years in the case of an Incentive Stock Option granted to a 10% Holder) or such shorter period as is prescribed in Paragraph 10 hereof. Within such limit, options will be exercisable at such time or times, and subject to such restrictions and conditions, as the Committee shall, in each instance, approve, which need not be uniform for all optionees; provided, however, that except as provided in Paragraphs 10 and 11 hereof, no option may be exercised at any time unless the optionee is then an employee or an officer or director of the Company or a subsidiary and has been so continuously since the granting of the option. Notwithstanding the foregoing, in the event of a Change of Control (as hereinafter defined), the Optionee will be entitled to purchase, at any time thereafter and during the term hereof, the entire number of shares to which this option relates. The holder of an option shall have none of the rights of a stockholder with respect to the shares subject to option until such shares shall be issued to such holder upon the exercise of the option.

     The term "Change of Control" shall mean:

          (i) The purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act") (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the Company's then-outstanding voting securities entitled to vote generally in the election of directors in any transaction or series of transactions; or

          (ii) When individuals who, as of March 31, 1996, constitute the Board (the "Continuing Directors"), cease for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose election or nomination for election by the Company's shareholders, was approved in advance by a vote of at least three-quarters of the Continuing Directors (other than a nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Paragraph, considered as though such person were a Continuing Director; or

          (iii) Approval by the stockholders of the Company of (a) a reorganization, merger or consolidation with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 65% of the combined voting power of the voting securities entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation's then-outstanding voting securities, or (b) a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company; or

          (iv) Any other event that a majority of the Continuing Directors, in their sole discretion, shall determine constitutes a Change of Control.
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10. TERMINATION OF EMPLOYMENT.

     The holder of any option issued hereunder must exercise the option prior to the holder's termination of service with the Company, or a subsidiary, except that if the service of an optionee terminates with the consent and approval of the holder's employer, the Committee in its absolute discretion may permit the optionee to exercise the option, to the extent that the holder was entitled to exercise it at the date of such termination of service, at any time within three
(3) months after such termination, but not after ten (10) years from the date of the granting thereof (five (5) years in the case of an Incentive Stock Option granted to a 10% Holder). Notwithstanding the foregoing, in the event of the termination by the Company without Cause of the service of the holder of any option issued hereunder with the Company, or any subsidiary of the Company, prior to the time such holder's option is fully exercisable, the Committee may, in its discretion, permit the optionee to exercise the option for up to the total number of shares to which it relates at any time prior to the tenth anniversary of the date of granting of the option. Cause for termination by the Company of the optionee's service shall be deemed to exist if the Board of Directors of the Company should determine that the optionee is guilty of any of the following: (i) fraud; (ii) misappropriation of corporate property or funds;
(iii) embezzlement; (iv) malfeasance in office; (v) misfeasance in office which is wilful or grossly negligent; or (vi) nonfeasance in office which is wilful or grossly negligent. If the holder of any option terminates service on account of disability, the holder may exercise such option to the extent the holder was entitled to exercise it at the date of such termination at any time within one
(1) year of the termination of employment but not after ten (10) years from the date of the granting thereof (five (5) years in the case of an Incentive Stock Option granted to a 10% Holder). For this purpose a person shall be deemed to be disabled if he or she is permanently and totally disabled within the meaning of
Section 422(c)(6) of the Code, which, as of the date hereof, means that he or she is unable to engage in any substantial gainful activity by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a period of not less than 12 months. A person shall be considered disabled only if he or she furnishes such proof of disability as the Committee may require. Options granted under the Plan shall not be affected by any change of employment so long as the holder continues to be an employee of the Company or a subsidiary. The option agreements may contain such provisions as the Committee shall approve with reference to the effect of approved leaves of absence. Nothing in the Plan or in any option granted pursuant to the Plan shall confer on any individual any right to continue in the employ of the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary thereof to terminate his or her employment at any time.

11. DEATH.

     In the event of the death of an individual to whom an option has been granted under the Plan, while he or she is employed by the Company (or a subsidiary) or within three (3) months after termination of service (or one (1) year in the case of the termination of service of an option holder who is disabled as above provided) the option theretofore granted may be exercised, to the extent exercisable at the date of death, by a legatee or legatees under the option holder's last will, or by personal representatives or distributees, at any time within a period of one (1) year after death, but not after ten (10) years from the date of granting thereof (five (5) years in the case of an Incentive Stock Option granted to a 10% Holder), and only if and to the extent that the option was exercisable at the date of death.

12. NON-TRANSFERABILITY OF OPTIONS.

     Each option granted under the Plan shall, by its terms, be non-transferable otherwise than by will or the laws of descent and distribution and an option may be exercised, during the lifetime of the holder thereof, only by such holder.

13. SUCCESSIVE OPTION GRANTS.

     Successive option grants may be made to any holder of options under this Plan.

14. INVESTMENT PURPOSE.

     Each option under the Plan shall be granted only on the condition that all purchases of stock thereunder shall be for investment purposes, and not with a view to resale or distribution, except that the Committee may make such provision with respect to options granted under this Plan as it deems necessary or advisable for the release of such condition upon the registration with the Securities and Exchange Commission of Common Stock subject to the option, or upon the happening of any other contingency warranting the release of such condition.

15. STOCK APPRECIATION RIGHTS.

     (a) Grant. The Committee, in its discretion, may grant under the Plan to key management employees, officers or directors, SAR's for any number of shares. Each SAR granted shall specify a time period for exercise of such SAR.

     In addition, the Committee may grant to an optionee an alternative SAR for all or any part of the number of shares covered by an option. If an alternative SAR is granted, the SAR agreement shall specify the options in respect of which the alternative SAR is granted. Any subsequent exercise of an option by the holder thereof who also holds an alternative SAR shall reduce the alternative SAR by the same number of shares as to which the option is exercised. Any exercise of the alternative SAR shall reduce the holder's option by the same number of shares as to which the SAR is exercised. An alternative SAR granted to an option holder shall specify a time period for exercise of such SAR, which time period may not extend beyond, but may be less than, the time period during which the corresponding option may be exercised. The failure of the holder of
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the alternative SAR to exercise such SAR within the time period specified shall not reduce the holder's option rights. The Committee may later grant to the holder of an option that is not an Incentive Stock Option an alternative SAR covering all or a portion of such shares, provided, however, that the aggregate amount of all alternative SAR's held by an option holder shall at no time exceed the total number of shares covered by such holder's unexercised options.

     (b) Exercise. A SAR shall be exercised by the delivery to the Company of a written notice which shall state that the individual elects to exercise his or her SAR as to the number of shares specified in the notice and which shall further state what portion, if any, of the SAR award amount (hereinafter defined) the holder thereof requests be paid in cash and what portion, if any, the holder requests be paid in Common Stock of the Company. The Committee promptly shall cause to be paid to such holder the SAR award amount either in cash, in Common Stock of the Company, or any combination of cash and stock as it may determine. Such determination may be either in accordance with the request made by the holder of the SAR or otherwise, in the sole discretion of the Committee. The SAR award amount is (i) the excess of the price of one share of the Company's Common Stock on the date of exercise over (A) the per share price of the Company's Common Stock on the date the SAR was granted or (B) in the case of an alternative SAR, the per share option price for the option in respect of which the alternative SAR was granted multiplied by (ii) the number of shares as to which the SAR is exercised. For the purposes hereof the price of one share of the Company's Common Stock on the date of exercise and on the date of the grant shall be determined by the Committee using such criterion as it may determine to be appropriate.

     (c) Other Provisions of Plan Applicable. All provisions of this Plan applicable to options granted hereunder shall apply with equal effect to SAR's. Not in limitation of the prior sentence it is expressly provided that no SAR shall be transferable otherwise than by will or the laws of descent and distribution and an SAR may be exercised, during the lifetime of the holder thereof, only by such holder. Any "tandem" SAR (a SAR in which the right to exercise either an Incentive Stock Option or SAR affects the right to exercise the other) issued by the Company shall by its terms meet all of the requirements set forth in regulations 14a.422A-1, A-39 of the Code or any regulation issued in replacement or amendment thereof.

16. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR CORPORATE ACQUISITIONS.

     Notwithstanding any other provisions of the Plan, the option and SAR agreements may contain such provisions as the Committee shall determine to be appropriate for the adjustment of the number and class of shares subject to each outstanding option or SAR, the option prices and SAR award amounts in the event of changes in the outstanding Common Stock by reason of stock dividends, recapitalizations, mergers, consolidations, spin-offs, split-offs, split-ups, combinations or exchanges of shares and the like, and, in the event of any such change in the outstanding Common Stock, the aggregate number and class of shares available under the Plan and the maximum number of shares as to which options and SAR's may be granted to any individual shall be appropriately adjusted by the Committee, whose determination shall be conclusive. In the event the Company or a subsidiary enters into a transaction described in Section 424(a) of the Code with any other corporation, the Committee may grant options or SAR's to employees or former employees of such corporation in substitution of options or SAR's previously granted to them upon such terms and conditions as shall be necessary to qualify such grant as a substitution described in Section 424(a) of the Code.

17. AMENDMENT AND TERMINATION.

     The Board, or the Committee may at any time terminate the Plan, or make such modifications of the Plan as they shall deem advisable; provided, however, that the Board or Committee may not, without further approval by the holders of Common Stock, make any modifications which, by applicable law, require such approval. No termination or amendment of the Plan may, without the consent of the optionee to whom any option or SAR shall theretofore have been granted, adversely affect the rights of such optionee under such option or SAR.

18. EFFECTIVENESS OF THE PLAN.

     The Plan shall become effective upon adoption by the Board subject, however, to its further approval by the stockholders of the Company within one
(1) year from the date of adoption by the Board. Options and SAR's may be granted before such approval by stockholders but none may be exercised before the approval but if such approval is not given, such grants shall be void.

19. TIME OF GRANTING OF OPTIONS OR SAR'S.

     An option or SAR grant under the Plan shall be deemed to be made on the date on which the Committee, by formal action of its members duly recorded in the records thereof, or the CEO, as the case may be, makes an award of an option or SAR to an eligible employee of the Company or one of its subsidiaries provided that such option or SAR is evidenced by a written option or SAR agreement duly executed on behalf of the Company and on behalf of the optionee within a reasonable time after the date of the Committee or CEO action.

20. TERM OF PLAN.

     This Plan shall terminate ten (10) years after the date on which it is initially approved and adopted by the Board as set forth under Paragraph 18 and no option or SAR shall be granted hereunder after the expiration of such ten-year period. Options or SAR's outstanding at the termination of the Plan shall continue in full force and effect and shall not be affected thereby.